
Bank of Commerce Holdings
Sacramento, CA
Incorporated in CA
Merchants Bank of Commerce
Redding, CA
Incorporated in CA
100%
Bank of Commerce Holdings Trust II
Redding, CA
Incorporated in DE
100%
Bank of Commerce Mortgage
Redding, CA
Incorporated in CA
100%